UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2022
CLEAR SECURE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-40568	86-2643981
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street, 17th Floor, New York, NY 10022
(Address of Principal Executive Offices) (Zip Code)
(646) 723-1404
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	YOU	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 21, 2022, the Transportation Security Administration (“TSA”) issued an authority to operate (“ATO”) to Clear Secure, Inc (the “Company” or “CLEAR”) for the TSA PreCheck® powered by CLEAR enrollment system after an extensive security review. CLEAR will provide its TSA PreCheck enrollment services for a trial period to a limited population of applicants in order to validate systems and processes in advance of its full implementation as an authorized TSA PreCheck® enrollment provider. Once CLEAR successfully completes its trial period to the satisfaction of TSA, CLEAR expects to start to enroll travelers in TSA PreCheck® in the first quarter of 2023 at a lower price, with expanded availability and no appointment necessary.

This Current Report on Form 8-K may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including those described in the Company’s filings with the Securities and Exchange Commission, including the sections titled, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022. The Company disclaims any obligation to update any forward-looking statements contained herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR SECURE, INC.

Date:	December 27, 2022	By:	/s/ Kenneth Cornick
Name: Kenneth Cornick
Title: President and Chief Financial Officer